Exhibit 99.2

PSQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 13, 2024 (the “Closing Date”), PSQ Holdings Inc. (the “Company”, “PSQ”, “we” or “us”) entered into an agreement and plan of merger (the “Credova Merger Agreement”) with Cello Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary (“Merger Sub”), Credova Holdings, Inc., a Delaware corporation (“Credova”), and Samuel L. Paul, in the capacity as the Seller Representative in accordance with the terms of the Credova Merger Agreement (the “Credova Merger”).

Pursuant to the Credova Merger Agreement, on March 13, 2024, the transactions which are the subject of the Credova Merger Agreement were consummated and Merger Sub merged with and into Credova (the “Credova Merger”), with Credova surviving as a wholly-owned subsidiary of PSQ. In connection with the Credova Merger, each share of Credova’s equity was converted into the right to receive newly-issued shares of PSQ Class A common stock (“Class A Common Stock”) and was delivered to the Credova stockholders at the closing (“Credova Stockholders”).

As consideration for the Credova Merger, Credova stockholders received 2,920,993 newly-issued shares of Class A Common Stock (the “Consideration Shares”). See Note 1 to this unaudited pro forma condensed combined financial information for additional information on the Merger.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Credova by the Company and the issuance of debt used to fund the Credova Merger, as if the Credova Merger had occurred on January 1, 2023, the beginning of the most recently completed fiscal year preceding the Credova Merger. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (the “SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Credova Merger and the issuance of debt used to fund the Credova Merger.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 are based upon, derived from and should be read in conjunction with PSQ’s historical audited consolidated financial statements for the year ended December 31, 2023 (which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024), and the audited historical financial statements of Credova included in this Form 8-K/A as Exhibit 99.1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 assumes that the Credova Merger occurred on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Credova Merger occurred on December 31, 2023. The historical combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Credova Merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The Credova Merger is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Credova Merger had occurred on the aforementioned dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Credova Merger occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Credova Merger.

PSQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023

	PSQ December 31, 2023 (1)	Credova December 31, 2023 (2)	Transaction Accounting Adjustments (Note 3)	Note Ref	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$16,446,030	$1,271,999	$(1,587,184)	3A	$16,130,845
Restricted cash	-	190,600	-		190,600
Accounts receivable, net	204,879	109,260	-		314,139
Loans held for investment, net of allowance for credit losses of $1,052,111 as of December 31, 2023	-	5,599,650	902,222	3D	6,501,872
Interest receivable	-	544,887	-		544,887
Inventory	1,439,182	-	-		1,439,182
Prepaid expenses and other current assets	3,084,576	221,794	-		3,306,370
Total current assets	21,174,667	7,938,190	(684,962)		28,427,895
Loans held for investment, net of allowance for credit losses of $216,351 as of December 31, 2023, non current	-	1,146,916	-		1,146,916
Property and equipment, net	127,139	330,868	-		458,007
Intangible assets, net	3,557,029	1,971,461	9,748,539	3B	15,277,029
Goodwill	-	-	10,807,228	3E	10,807,228
Operating lease right-of-use assets	324,238	397,491	(56,370)	3C	665,359
Deposits	63,546	-	-		63,546
Total assets	$25,246,619	$11,784,926	$19,814,435		$56,845,980

Liabilities and stockholders’ equity (deficit)
Current liabilities
Revolving line of credit	$-	$5,946,140	-		$5,946,140
Accounts payable	1,828,508	2,304,913	-		4,133,421
Accrued expenses	1,641,553	420,081	1,406,185	3F	3,467,819
Deferred revenue	225,148	-	-		225,148
Operating lease liabilities, current portion	310,911	96,304	-		407,215
Total current liabilities	4,006,120	8,767,438	1,406,185		14,179,743
Convertible promissory notes	-	8,569,500	(120,000)	3G	8,449,500
Warrant liabilities	10,130,000	-	-		10,130,000
Earn-out liabilities	660,000	-	-		660,000
Operating lease liabilities	16,457	309,835	(65,018)	3C	261,274
Total liabilities	14,812,577	17,646,773	1,221,167		33,680,517
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock, $0.00001 par value; 2,473,958 shares authorized, issued and outstanding as of December 31, 2023	-	25	(25)	3H	-
Common stock, $0.00001 par value; 400,000,000 shares authorized; 197,526,042 shares issued and outstanding as of December 31, 2023	-	1,975	(1,975)	3H	-
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 24,410,075 shares issued and outstanding as of December 31, 2023	2,441	-	310	3F	2,751
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of December 31, 2023	321	-	-		321
Additional paid in capital	72,644,419	1,981,661	12,155,653	3H	87,669,124
			887,391	3F
Accumulated deficit	(62,213,139)	(7,845,508)	7,845,508	3H	(64,506,733)
			(2,293,594)	3F
Total stockholders’ equity (deficit)	10,434,042	(5,861,847)	18,593,268		23,165,463
Total liabilities and stockholders’ equity (deficit)	$25,246,619	$11,784,926	$19,814,435		$56,845,980

(1)	Derived from PSQ’s historical audited consolidated financial statements for the year ended December 31, 2023 (which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024)

(2)	Derived from the audited historical financial statements of Credova included in this Form 8-K/A as Exhibit 99.1

Refer to accompanying notes

PSQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	PSQ December 31, 2023 (1)	Credova December 31, 2023 (2)	Transaction Accounting Adjustments (Note 4)	Note Ref	Pro Forma Combined
Revenues, net	$5,685,987	$15,474,180	$-		$21,160,167
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,829,066	1,856,927	-		3,685,993
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	1,969,147	-	-		1,969,147
General and administrative	15,222,451	10,081,040	2,293,594	4A	28,499,307
			902,222	4B
Sales and marketing	12,096,211	-	-		12,096,211
Transaction costs incurred in connection with the Business Combination (Colombier Acquisition Corp.)	6,845,777	-	-		6,845,777
Research and development	4,626,625	-	-		4,626,625
Depreciation and amortization	2,442,706	1,034,136	1,819,176	4C	5,296,018
Total costs and expenses	45,031,983	12,972,103	5,014,992		63,019,078
Operating (loss) income	(39,345,996)	2,502,077	(5,014,992)		(41,858,911)
Other income (expense):
Other income, net	340,807	314,502	-		655,309
Change in fair value of convertible promissory notes	(14,571,109)	-	-		(14,571,109)
Change in fair value of earn-out liabilities	1,740,000	-	-		1,740,000
Change in fair value of warrant liabilities	(1,313,500)	-	-		(1,313,500)
Interest expense, net	(177,444)	(3,035,838)	410,081	4D	(2,803,201)
Loss before income tax benefit (expense)	(53,327,242)	(219,259)	(4,604,911)		(58,151,412)
Income tax expense	1,945	-	-	4E	1,945
Net loss	$(53,329,187)	$(219,259)	$(4,604,911)		$(58,153,357)

Net loss per common share, basic and diluted	$(2.43)	$-	$-		$(2.32)
Weighted-average shares outstanding, basic and diluted	21,964,451	-	3,104,342	4F	25,068,793

(1)

Derived from PSQ’s historical audited consolidated financial statements for the year ended December 31, 2023 (which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024)

(2)	Derived from the audited historical financial statements of Credova included in this Form 8-K/A as Exhibit 99.1

Refer to accompanying notes

PSQ HOLDINGS, INC.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction

On March 13, 2024, the Company entered into an agreement and plan of merger (the “Credova Merger Agreement”) with Cello Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary (“Merger Sub”), Credova Holdings, Inc., a Delaware corporation (“Credova”), and Samuel L. Paul, in the capacity as the Seller Representative in accordance with the terms of the Credova Merger Agreement (the “Credova Merger”).

Pursuant to the Credova Merger Agreement, on March 13, 2024, the transactions which are the subject of the Credova Merger Agreement were consummated and Merger Sub merged with and into Credova (the “Credova Merger”), with Credova surviving as a wholly-owned subsidiary of PSQ. In connection with the Credova Merger, each share of Credova’s equity was converted into the right to receive newly-issued shares of PSQ Class A common stock (“Class A Common Stock”), and was delivered to the Credova stockholders at the closing (“Credova Stockholders”).

Credova assists consumers, lenders, and retailers in offering point-of-sale financing products. Credova has developed and maintains an internet-based proprietary retail finance platform and related application programming interfaces (“APIs”) through which Credova, certain Federal Deposit Insurance Corporation (“FDIC”) and National Credit Union Administration (“NCUA”) insured financial institutions, other financial institutions authorized by Credova (each a “Financing Partner”), and merchants can dynamically offer certain financing products.

Credova’s offerings fall into four main categories: (i) Merchant-originated products; (ii) Bank Partner-originated closed-end installment loans; (iii) Credova-originated loan products; and (iv) Zero-interest installment product (“Pay-in-4”).

Promissory Note Exchange

Prior to the execution of the Credova Merger Agreement, Credova, PSQ and certain holders of outstanding subordinated notes (“Subdebt Notes”) issued by Credova (the “Participating Noteholders”) entered into a Note Exchange Agreement (the “Note Exchange Agreement”) pursuant to which, immediately prior to the Closing, the Participating Noteholders delivered their Subdebt Notes of Credova for cancellation, in exchange for newly-issued replacement notes issued by PSQ, convertible into shares of Class A Common Stock (the “Replacement Notes”). The Replacement Notes have 9.75% simple interest per annum and ten-year maturity dates.

Pursuant to the terms of the Replacement Notes, at any time after the Closing, Participating Noteholders may elect to convert their Replacement Notes into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding principal amount of the Replacement Note to be converted plus accrued and unpaid interest by (y) 4.63641, subject to adjustment for stock splits and other similar transactions (the “Conversion Price”). At any time, the Company may call the Replacement Notes for a cash amount equal to accrued interest plus (i) between the Closing and the first anniversary of the Closing, 120% of the then outstanding principal amount, (ii) between the first anniversary and the second anniversary of the Closing, 105% of the then outstanding principal amount and (iii) after the second anniversary of the Closing, the then outstanding principal amount of the Replacement Note. Further, the Replacement Notes permit the Company, in its discretion, to require conversion of the Replacement Notes into shares of Class A Common Stock if the daily volume-weighted average trading price of the Company Class A Common Stock exceeds 140% of the Conversion Price on each of at least ten consecutive trading days during the twenty trading day period prior to notice of such required conversion.

PSQ HOLDINGS, INC.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (“the 2023 Form 10-K”) for the year ended December 31, 2023, and the audited historical financial statements of Credova for the year ended December 31, 2023, and has been prepared as if the Credova Merger had occurred on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the consolidated balance sheet included in the 2023 Form 10-K with the historical audited balance sheet for Credova as of December 31, 2023, and has been prepared as if the Credova Merger had occurred on December 31, 2023. The unaudited pro forma combined financial information herein has been prepared to illustrate the effects of the Credova Merger in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

The Credova audited historical consolidated financial statements as of and for the year ended December 31, 2023 are included in this Current Report on Form 8-K/A. These unaudited pro forma condensed combined statements should be read in conjunction with such historical financial statements. The historical consolidated financial information has been adjusted to give pro forma effect to reflect the accounting for the Credova Merger in accordance with U.S. GAAP. The historical Credova financial statements as of and for the year ended December 31, 2023 have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation in the unaudited pro forma condensed combined financial statements.

The Company has accounted for the Credova Merger under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, goodwill, and deferred taxes, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Credova.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Credova Merger.

PSQ HOLDINGS, INC.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments Related to the Credova Merger

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Credova’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

The total consideration transferred as if the acquisition date was December 31, 2023 is presented as follows:

Purchase consideration:
2,920,993 shares of PSQ Class A Common Stock, at fair value	$14,137,606
Assumption of notes payable	8,449,500
Cash paid	1,587,184
Total purchase consideration	$24,174,290

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Credova based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows.

		Amounts as of December 31, 2023
Purchase Consideration	Note	Preliminary Credova Balance	Purchase Price Adjustment	Adjusted Balance
Cash and Restricted Cash		$1,462,599	$-	$1,462,599
Loans held for investment – current and non-current	D	6,746,566	902,222	7,648,788
Fixed assets		330,868	-	330,868
Intangible assets	B	1,971,461	9,748,539	11,720,000
Prepaid expenses and other current assets		875,941	-	875,941
Goodwill	E	-	10,807,228	10,807,228
Operating lease right of use asset	C	397,491	(56,370)	341,121
Accounts payable and other current liabilities		(2,724,994)	-	(2,724,994)
Lease liability, current and non-current	C	(406,139)	65,018	(341,121)
Revolving line of credit		(5,946,140)	-	(5,946,140)
Fair value of assets acquired		2,707,653	$21,466,637	$24,174,290

A.	This adjustment results in a decrease to cash and cash equivalents of $1.6 million for the cash consideration paid on the Closing Date.

B.	Represents the adjustments to eliminate historical Credova’s intangibles and to record the preliminary estimated fair value of intangible assets identified upon the acquisition. Of the total consideration, approximately $11.7 million relates to identified intangible assets. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identified intangibles may differ from this preliminary determination.

PSQ HOLDINGS, INC.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The fair value of identifiable intangible assets was determined using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets include using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

The following table summarizes the estimated fair values of Credova identifiable intangible assets and their estimated useful lives:

	Fair value	Useful life
Trademarks and Tradenames	$1,700,000	5
Internally developed software	3,600,000	3
Merchant relationships	5,900,000	5
State operating licenses	520,000	Indefinite
Total intangible assets	$11,720,000

C.	Represents an adjustment to account for acquired leases as new leases under purchase accounting pursuant to ASC 805 and ASC 842.

D.	Represents an adjustment to increase the carrying value of the loans held for investment to its preliminary estimated fair value on date of acquisition. This adjustment results in an increase to the loans held for investment of $0.9 million.

E.	As a result of the Credova Merger, goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. This adjustment of $10.8 million represents the adjustment to increase goodwill per the purchase price allocation.

F.	Represents an adjustment to reflect the accrual of transaction costs incurred by PSQ associated with the Credova Merger, and results in a $2.3 million increase to accrued expenses of $1.4 million and an increase in additional paid in capital for $0.9 million, representing shares issued to a consulting company.

G.	Reflects the adjustment for the promissory note exchange described above in Note 1 under the caption Promissory Note Exchange.

H.	Adjustment eliminates Credova historical shareholders’ equity and to record the additional paid-in capital for the issuance of the Company’s Class A Common Stock of $14.1 million, as part of purchase price consideration. Additionally adjusted for the shares issued to a consulting company for services provided, resulting in an adjustment of $0.9 million to additional paid in capital.

PSQ HOLDINGS, INC.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 4 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Credova Merger for the year ended December 31, 2023

A.	Reflects an adjustment to reflect $2.3 million of transaction costs incurred by PSQ that are not included in the historical financial statements of PSQ and Credova, resulting in a $1.4 million increase professional fees incurred, and a $0.9 million increase of share-based compensation expenses, grouped in general and administrative expenses.

B.	Reflects the amortization of $0.9 million related to the fair value adjustment of loans held for investment.

C.	Reflects the removal of the historical Credova amortization of $0.9 million and the addition of recorded pro forma amortization expense of $2.7 million on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Carrying Value	Weighted Average Amortization (in Years)	Amortization Expense
Trade Names and Trademarks	$1,700,000	5	$340,000
Internally-Developed Software	3,600,000	3	1,200,000
Merchant Relationships	5,900,000	5	1,180,000
Total	$11,200,000		$2,720,000
Less: Credova Historical Amortization for the year ended December 31, 2023			$900,824
Pro Forma adjustment to amortization			$1,819,176

D.	As stated above, the Company executed a note exchange pursuant to which, immediately prior to the Closing, the Participating Noteholders delivered their Subdebt Notes of Credova for cancellation, in exchange for newly-issued replacement notes issued by PSQ, convertible into shares of Class A Common Stock (the “Replacement Notes”). The Replacement Notes have 9.75% simple interest per annum and ten-year maturity dates. This adjustment represents the removal of the historical interest expense relating to the Subdebt Notes of $1.2 million and the addition of recorded pro forma interest expense based on the 9.75% simple interest per annum of $0.9 million.

E.	No income tax adjustment is reflected for the year ended December 31, 2023 based on PSQ having a full valuation allowance on its net deferred tax asset.

F.	Reflects the additional shares issued whereby PSQ issued Class A common stock worth $14.1 million (2,920,993 shares at $4.84 per share) to the Sellers in connection with the acquisition of Credova as well as Class A Common stock worth $0.9 million (183,349 shares per $4.84 per share) to a consultant in connection with the Credova Merger.